UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2014

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2014, Computer Sciences Corporation (“Company”) announced that it has appointed Diane Wilfong as Vice President, Controller and Principal Accounting Officer. Ms. Wilfong’s employment will commence on November 3, 2014.
Ms. Wilfong will receive total base compensation of $450,000 and a one-time sign-on bonus of $225,000, which will have to be repaid to the Company in full if Ms. Wilfong resigns or is terminated for cause within twelve months following her employment start date.
Ms. Wilfong will also be entitled to an annual incentive cash compensation (at target) equal to 60% of base salary. In addition, beginning with the 2015 fiscal year she will be granted an annual long-term equity incentive award with an approved value of 70% of the portion of her annual base salary earned in the given fiscal year, in each case with terms and conditions generally applicable to awards granted to other senior executive officers of the Company. Forty percent (40%) of each annual equity award will be delivered in stock options and the remaining 60% in performance-vested restricted stock units (or such other proportion as may be determined by the Compensation Committee of the Company’s Board of Directors from time to time). The number of shares subject to each annual long-term equity incentive award will be determined in accordance with the Company’s Equity Grant Policy.
Ms. Wilfong will also be awarded a one-time inducement equity grant of restricted stock units with an award value of $300,000 (“Inducement RSUs”), which will vest on the third anniversary of the grant date, subject to Ms. Wilfong’s continued employment with the Company.
Ms. Wilfong has executed and is subject to the Company’s standard non-competition and non-solicitation agreement. The standard non-competition and non-solicitation agreement provides that Ms. Wilfong will be subject to certain restrictive covenants, including (i) non-disclosure restrictions, (ii) non-solicitation of the Company's employees, clients and prospective clients during the term of her employment and for a period of twenty-four months thereafter, and (iii) non-competition during the term of employment and for a period of twelve months thereafter.
Prior to joining the Company, Ms. Wilfong served since 2009 as Senior Vice President-Chief Accounting Officer and Controller of Caesars Entertainment Corporation. Prior to her tenure at Caesars Entertainment Corporation, Ms. Wilfong spent ten years at Eastman Kodak where she held various positions, including Controller and Chief Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: October 8, 2014	By: /s/ Paul N. Saleh
Paul N. Saleh
Executive Vice President and Chief Financial Officer